Exhibit 99.1

57TH STREET GENERAL ACQUISITION CORP.,OWNER OF CRUMBS HOLDINGS LLC,
ANNOUNCES CHANGES TO ITS TICKER SYMBOLS
New York, New York, May 10, 2011 — 57th Street General Acquisition Corp. (“57th Street” or the “Company”) (OTCBB: SQTC, SQTCU, SQTCW) announced today the change of its ticker symbols following its recently announced acquisition of Crumbs Holdings LLC (“Crumbs”), the largest US-based retailer of cupcakes, which operates under the name Crumbs Bake Shop. Effective upon the open of trading today, the Company’s common stock, warrants and units will trade on the Over-the-Counter Bulletin Board under the ticker symbols “CRMB.OB”, “CRMB.U” and “CRMB.W” respectively. The ticker symbols “SQTC.OB”, “SQTC.U”, and “SQTC.W” will be retired.
The Company expects that its common stock, units, and warrants will begin trading on either the Nasdaq Capital Market (NASDAQ) or the NYSE Amex (NYSE-AMEX) in the coming weeks upon completion of the listing process.
Jason Bauer, Co-Founder of Crumbs and CEO of the Company, commented, “We are delighted to have achieved public company status and are hopeful that these ticker symbol changes will allow us to elevate Crumbs’ standing within the business and investment communities. With our newly enhanced financial flexibility, we anticipate that Crumbs will emerge as a truly national brand with a projected target of approximately 200 locations in the top 15 markets by year-end 2014. As a public entity, we are also committed to operating in a manner that not only enhances our leadership position as the national bakery specializing in gourmet cupcakes, but also rewards our core constituents — shareholders, team members, suppliers and customers.”
About 57th Street and Crumbs Holdings LLC
57th Street is a blank check company formed on October 29, 2009 for the purpose of acquiring an operating business and completed its acquisition of Crumbs on May 5, 2011. The first Crumbs bake shop opened its doors in March of 2003 on the Upper West Side of Manhattan by co-founders Mia & Jason Bauer. The design of CRUMBS Bake Shops is inspired by old-time neighborhood bakeries, creating a warm and friendly environment with wall-to-wall treats. Recently ranked the largest retailer of cupcakes nationwide and one of Inc.’s 10 Breakout Companies of 2010, CRUMBS currently has 35 locations, including 25 locations in the New York Metro area, six locations on the West Coast, three locations in Washington D.C. and one location in Chicago. The specialty of the house is cupcakes; however the menu also adds an irresistible blend of comfort-oriented classics and elegant baked goods. There are more than 60 varieties of cupcakes baked fresh daily with a new cupcake of the week debuting each Monday.
Forward-Looking Statements
Some of the statements in this release may constitute forward-looking statements. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements may include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the anticipated benefits of the business transaction may not be fully realized or may take longer to realize than expected; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items are not realized, the risk of disruption from the proposed business transaction making it more difficult to maintain relationships with customers, employees or suppliers; a reduction in industry profit margin; the inability to continue the development of the Crumbs brand; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; the ability to meet the NASDAQ Stock Market or NYSE Amex listing standards, including having the requisite number of round lot holders or stockholders and meeting the independent director requirements for the board of directors and its committees; a lower return on investment; the inability to manage rapid growth; requirements or changes affecting the business in which Crumbs is engaged; the general volatility of the market prices of our securities and general economic conditions. These risks, as well as other risks associated with the business transaction, are more fully discussed in the Schedule TO (and any amendments thereto) filed with the SEC in connection with the transaction and the Tender Offer.
Additional risks and uncertainties are identified and discussed in 57th Street’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, results could differ materially from those expressed by such forward-looking statements. Neither 57th Street nor Crumbs undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.
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Contact:
John Ireland of Crumbs
Tel: 410-673-1220, ext 401
Tom Ryan/Raphael Gross of ICR
Tel: 203-682-8200